Exhibit 99.1

Investor Contact:	Elizabeth Saunders	Media Contact:	Joy Sutton
	Clermont Partners		(615) 587-7728
	(312) 690-6008		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings, Inc. Reports Third Quarter 2018 Results

Revises Guidance for Full Year 2018

BRENTWOOD, Tenn., November 6, 2018 - AAC Holdings, Inc. (NYSE: AAC) today announced financial results for the third quarter ended September 30, 2018 and updates its previously issued full year 2018 guidance.

Third Quarter 2018 Operational and Financial Highlights:

(All comparisons are to the comparable prior-year period, unless otherwise noted)

•	Total revenue increased 10% to $77.5 million on a comparable accounting basis (decreased 4% as reported)
•	Average daily inpatient revenue (ADR) decreased 12% to $758
•	Total average daily census (ADC) increased 16% to 1,132
•	Outpatient visits increased 163% to 48,626
•	Net loss attributable to AAC Holdings, Inc. common stockholders was $11.5 million, or $(0.47) per diluted common share
•	Adjusted EBITDA was $10.7 million (see non-GAAP reconciliation herein)
•	Adjusted loss per diluted common share was $(0.08) (see non-GAAP reconciliation herein)

Included in the Company’s results of operations for the third quarter ended September 30, 2018 is a $6.0 million reduction to revenue as a result of a change in accounting estimate, which took effect on July 1, 2018 (see section titled “Change in Accounting Estimate”). Adjusting for the change in accounting estimate, 2018 Operational and Financial Highlights on a non-GAAP basis are as follows:

•	Total revenue, excluding the change in estimate, increased 18% to $83.5 million on a comparable accounting basis (see non-GAAP reconciliation herein)
•	Average daily inpatient revenue (ADR), excluding the change in estimate, decreased 3% to $828
•	Net loss attributable to AAC Holdings, Inc. common stockholders, excluding the change in estimate, was $6.7 million or $(0.28) per diluted common share (see non-GAAP reconciliation herein)

“Our third quarter results were not what we expected. Although we started off the third quarter with a very strong July, we hit unanticipated headwinds in August that caused a significant decline in call volume and led to lower census,” said Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings, Inc. "We believe that we have the right marketing leadership to navigate these headwinds. Our marketing strategy is broad and diverse, focused on various paid and earned media online and in other traditional media. We strive to be as accessible and as informative as possible to those searching for addiction treatment.”

Adoption of New Revenue Recognition Standard

In May 2014, the FASB issued Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers” (ASC Topic 606), a replacement of Revenue Recognition ASC Topic 605. The Company adopted ASC Topic 606 on January 1, 2018 using the modified retrospective approach. Under ASC Topic 606, the provision for doubtful accounts, which historically was reported as an operating expense, is now reported as a direct reduction to revenue effective January 1, 2018. This change in presentation reduced revenues and operating expenses by the same amount and did not have an effect on net income or earnings per share. As the Company adopted ASC Topic 606 using the modified retrospective approach, prior year periods were not recast and as such, revenues as reported for those periods are not comparable to the current year presentation. For purposes of this release, we have applied our adoption of ASC Topic 606 to the prior year period. We believe this allows for an accurate comparison of prior period revenue. Where we have used language such as “less the provision for doubtful accounts,” this indicates a comparison of periods that reflects our adoption of ASC Topic 606.

AdCare Acquisition

On March 1, 2018, AAC acquired AdCare, Inc. and its subsidiaries (“AdCare”). AdCare offers treatment for drug and alcohol addiction and includes, among other things, a 114-bed hospital and 5 outpatient centers in Massachusetts, as well as a 59-bed residential inpatient treatment center and 2 outpatient centers in Rhode Island. AdCare was purchased for total consideration of $85.0 million, subject to adjustments.

Change in Accounting Estimate

During the three months ended September 30, 2018 and effective as of July 1, 2018, we made a change to our accounting estimate of the collectability of accounts receivable, specifically relating to accounts where we have received a partial payment from a commercial insurance company and we are continuing to pursue additional collections for the balance that we estimate remains outstanding (“partial payment accounts receivable”). Based on the limited number of claims that were closed through our historical appeals process, information with respect to the ultimate resolution of the appeals of these partial payment accounts receivable has been limited.  As a result, initial assumptions of the ultimate collectability rates for partial payment accounts receivable were primarily based on industry and other data. During 2018, to enhance our own collection processes, we began using a third-party vendor to pursue collections on these partial payment accounts receivable.   As of September 30, 2018, we are using this vendor exclusively for collection of the partial payment accounts receivable.  As a result of utilizing the third-party vendor, the number of partial payment claims closed through the appeals process has increased allowing us to rely on our own collection history and additional information obtained from the third party vendor to estimate ultimate collectability. This recent information indicated that our current assumptions were different from our historical assumptions. We used this additional information to further refine our procedures to more precisely estimate the collectability of partial payment accounts receivable. This change in estimate resulted in a reduction in revenue of approximately $6.0 million, an increase in net loss of approximately $4.8 million, or $0.20 loss per basic and diluted share for the three and nine months ended September 30, 2018. We determined this change in assumptions and estimation procedures of the collectability of partial payment accounts receivable is a change in accounting estimate in accordance with Accounting Standards Codification (“ASC”) 250-10 “Accounting Changes and Error Corrections.”

Third Quarter 2018 Financial Results

AAC breaks down its revenues between client related revenue and non-client related revenue. Client related revenue includes: (1) inpatient treatment facility services and related professional services; (2) outpatient facility services, related professional services and sober living services; and (3) client related diagnostic services, which includes point of care drug testing and client related diagnostic laboratory services. Non-client related revenue includes marketing and diagnostic services provided to third parties as well as addiction services provided to individuals in the criminal justice system.

Total revenue on a comparable accounting basis (i.e., less the provision for doubtful accounts) increased 10% to $77.5 million compared with $70.7 million in the same period in the prior year. Total revenue as reported decreased 4%.

Inpatient treatment facility revenue, on a comparable accounting basis, decreased 2% to $58.5 million compared with $59.4 million in the same period in the prior year. ADR decreased 12% to $758 compared with $857 in the same period in the prior year.

Outpatient and sober living facility revenue, on a comparable accounting basis, increased 56% to $11.3 million compared with $7.3 million in the same period in the prior year. Average revenue per outpatient visit (ARV) decreased 47% to $233 compared with $437 in the same period in the prior year.

Client related diagnostic services revenue, on a comparable accounting basis, increased 185% to $4.7 million compared with $1.6 million in the same period in the prior year.

Non-client related revenue, on a comparable accounting basis, increased 21% to $3.0 million compared with $2.5 million in the same period in the prior year.

Net loss attributable to AAC Holdings, Inc. common stockholders was $11.5 million, or $(0.47) per diluted common share, compared with $0.8 million, or $0.03 per diluted common share, in the prior-year period.

Adjusted EBITDA decreased 29% to $10.7 million compared with $14.9 million for the same period in the prior year. Adjusted net (loss) income attributable to AAC Holdings, Inc. common stockholders decreased to $2.1 million, or $(0.08) per diluted common share, compared with $2.7 million, or $0.12 per diluted common share, for the same period in the prior year. Adjusted EBITDA, adjusted net income attributable to AAC Holdings, Inc. common stockholders and adjusted earnings per diluted common share are non-GAAP financial measures. Tables reconciling these non-GAAP measures to the most directly comparable GAAP measures are included at the end of this release.

Balance Sheet and Cash Flows

As of September 30, 2018, AAC Holdings’ balance sheet reflected cash and cash equivalents of $5.3 million, net property and equipment of $166.3 million and total debt of $305.5 million, net of debt issuance costs of $8.5 million. Cash on hand in addition to our borrowing capacity under the Company’s revolver was $20.8 million at September 30, 2018. From time to time, we expect to engage in additional debt and capital markets, bank credit and other financing activities, and sale-leaseback transactions depending on our needs and financing alternatives available at that time.  Our current cash flow, cash on hand, access to borrowings under our credit facility, along with anticipated access to debt and capital markets and/or anticipated proceeds from sale-leaseback transactions will be sufficient to fund our expected future liquidity needs.

Cash flows used in operations totaled $4.0 million and maintenance capital expenditures totaled $1.8 million for the third quarter of 2018.

2018 Outlook

AAC updates its previously issued guidance as follows:

Full Year 2018 Guidance
(in millions, except share data)
Total Revenues	$315 - $320
Inpatient treatment facility revenue	$248 - $250
Outpatient and sober living facility revenue	$38 - $39
Client related diagnostic services revenue	$18 - $19
Non-client related revenue	$11 - $12

Adjusted EBITDA	$47 - $50
Adjusted Loss per Diluted Common Share	$(0.15) - $(0.10)

The Company expects an annual effective tax rate of 20% and diluted weighted-average common shares outstanding of approximately 24.1 million for the year.

This outlook above does not include the impact of any future acquisitions, transaction-related costs, litigation settlement or expenses related to legal defenses.

With respect to the “2018 Outlook” above, reconciliation of adjusted EBITDA and adjusted earnings per diluted common share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including de novo start-up and other expense and acquisition-related expenses. We expect these adjustments may have a potentially significant impact on future GAAP financial results.

Earnings Conference Call

The Company will host a conference call and live audio webcast on Tuesday, November 6, 2018, at 8:00 a.m. CT to further discuss these results. The number to call for this interactive teleconference is 412-542-4144. A replay of the conference call will be available through November 13, 2018, by dialing 877-344-7529 and entering the replay access code, 10126088. The live audio webcast of the Company's quarterly conference call will also be available online in the Investor Relations section of the Company's website at ir.americanaddictioncenters.org.

******

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient and outpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction and co-occurring mental/behavioral health issues. We currently operate substance abuse treatment facilities located throughout the United States. These facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws.  These forward-looking statements are made only as of the date of this release.  In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words.  Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “AAC Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of the Company’s revenue, profitability, outlook and overall business strategy.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements.  These risks, uncertainties and other factors include, without limitation: (i) our inability to effectively operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates (or failure to pay) by certain third-party payors for inpatient and outpatient services and point-of-care and definitive lab testing; (iv) our failure to successfully achieve growth through acquisitions and de novo projects; (v) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of an acquisition; (vi) our failure to achieve anticipated financial results from contemplated and prior acquisitions; (vii) a disruption in our ability to perform diagnostic laboratory services; (viii) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and laboratories; (ix) a disruption in our business and reputational and economic risks associated with civil claims by various parties; (x) inability to meet the covenants in our loan documents or lack of borrowing capacity; (xi) our inability to effectively integrate acquired facilities; and (xii) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2018, the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2018 and other filings with the Securities and Exchange Commission.  As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate.  Investors should not place undue reliance upon forward-looking statements.

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(Dollars in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenues
Client related revenue	$74,477	$77,948	$233,693	$224,859
Non-client related revenue	2,996	2,476	9,014	6,646
Total revenues	77,473	80,424	242,707	231,505

Operating expenses
Salaries, wages and benefits	44,831	36,709	131,765	107,989
Client related services	8,594	6,598	24,734	19,622
Provision for doubtful accounts	—	9,682	366	25,765
Advertising and marketing	3,037	3,074	8,220	10,115
Professional fees	5,697	3,641	14,297	9,322
Other operating expenses	12,833	8,306	35,615	25,294
Rentals and leases	2,760	2,105	7,439	5,839
Litigation settlement	100	—	3,135	—
Depreciation and amortization	5,573	5,218	16,946	15,745
Acquisition-related expenses	1,058	370	1,363	595
Total operating expenses	84,483	75,703	243,880	220,286
(Loss) income from operations	(7,010)	4,721	(1,173)	11,219
Interest expense, net	8,738	5,492	23,340	11,072
Loss on extinguishment of debt	—	—	—	5,435
Other expense, net	732	49	643	77
Loss before income tax benefit	(16,480)	(820)	(25,156)	(5,365)
Income tax benefit	(3,324)	(456)	(4,902)	(459)
Net loss	(13,156)	(364)	(20,254)	(4,906)
Less: net loss attributable to noncontrolling interest	1,663	1,126	5,546	3,149
Net (loss) income attributable to AAC Holdings, Inc. common stockholders	$(11,493)	$762	$(14,708)	$(1,757)

Basic (loss) earnings per common share	$(0.47)	$0.03	$(0.61)	$(0.08)
Diluted (loss) earnings per common share	$(0.47)	$0.03	$(0.61)	$(0.08)
Weighted-average common shares outstanding:
Basic	24,205,159	23,331,414	24,039,550	23,246,353
Diluted	24,205,159	23,469,985	24,039,550	23,246,353

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in thousands)

	September 30	December 31,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$5,259	$13,818
Accounts receivable, net of allowances	94,583	94,096
Prepaid expenses and other current assets	5,547	4,022
Total current assets	105,389	111,936
Property and equipment, net	166,345	152,548
Goodwill	198,952	134,396
Intangible assets, net	12,561	8,829
Deferred tax assets, net	13,042	8,010
Other assets	10,679	12,556
Total assets	$506,968	$428,275

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,722	$4,579
Accrued and other current liabilities	31,607	27,661
Accrued litigation	—	23,607
Current portion of long-term debt	8,350	4,722
Total current liabilities	48,679	60,569
Long-term debt, net of current portion and debt issuance costs	297,143	196,451
Financing lease obligation, net of current portion	24,459	24,541
Other long-term liabilities	11,993	10,546
Total liabilities	382,274	292,107

Stockholders’ equity	145,066	150,994
Noncontrolling interest	(20,372)	(14,826)
Total stockholders’ equity including noncontrolling interest	124,694	136,168
Total liabilities and stockholders’ equity	$506,968	$428,275

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(Dollars in thousands)

	Nine Months Ended
	September 30, 2018	September 30, 2017
Cash flows (used in) provided by operating activities:
Net loss	$(20,254)	$(4,906)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Provision for doubtful accounts	366	25,765
Depreciation and amortization	16,946	15,745
Equity compensation	3,104	6,048
Loss on extinguishment of debt	—	5,435
Loss on disposal of property and equipment	1,000	—
Amortization of debt issuance costs	2,077	949
Deferred income taxes	(5,032)	(981)
Changes in operating assets and liabilities:
Accounts receivable	3,503	(30,978)
Prepaid expenses and other assets	(461)	(703)
Accounts payable	645	(3,423)
Accrued and other current liabilities	2,207	1,336
Accrued litigation	(23,300)	—
Other long-term liabilities	(559)	(257)
Net cash (used in) provided by operating activities	(19,758)	14,030
Cash flows used in investing activities:
Purchase of property and equipment	(15,458)	(27,186)
Acquisition of subsidiaries	(65,827)	—
Net cash used in investing activities	(81,285)	(27,186)
Cash flows provided by financing activities:
Payments on 2015 Credit Facility and Deerfield Facility	—	(211,094)
Proceeds from 2015 Credit Facility and Deerfield Facility, net of deferred financing costs	—	18,000
Payments on 2017 Credit Facility	(5,172)	(15,813)
Proceeds from 2017 Credit Facility, net of deferred financing costs	99,286	211,494
Proceeds from financing lease obligation, net of deferred financing costs	—	24,617
Payments on capital leases and other	(563)	(596)
Payments on AdCare Note	(500)	—
Payment of employee taxes for net share settlement	(567)	(1,004)
Net cash provided by financing activities	92,484	25,604
Net change in cash and cash equivalents	(8,559)	12,448
Cash and cash equivalents, beginning of period	13,818	3,964
Cash and cash equivalents, end of period	$5,259	$16,412

AAC HOLDINGS, INC.
OPERATING METRICS
Unaudited

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Operating Metrics:
New admissions[1]	4,934	3,057	13,915	9,281
Average daily inpatient census[2]	838	755	828	787
Average daily sober living census[3]	294	219	278	177
Total average daily census	1,132	974	1,106	964
Average episode length (days)[4]	20	28	22	28
Average daily inpatient revenue[5]	$758	$857	$841	$749
Revenue per admission[6]	$15,095	$25,498	$16,794	$24,228
Outpatient visits[7]	48,626	18,491	129,958	50,504
Revenue per outpatient visit[8]	$233	$437	$221	$397
Client related diagnostic services[9]	6%	7%	7%	13%
Inpatient bed count at end of period[10]	1,112	971	1,112	971
Effective inpatient bed count at end of period[11]	1,108	949	1,108	949
Average effective inpatient bed utilization[12]	76%	75%	81%	77%

1  Represents total client admissions at our inpatient facilities for the periods presented.

2  Represents average daily client census at all of our inpatient facilities.

3  Represents average daily client census at our sober living facilities.

4  Average episode length is the consecutive number of days from admission to discharge that a client stays at an AAC inpatient facility and, when applicable, an AAC sober living facility.

5  Average daily inpatient revenue is calculated as total revenues from all of our inpatient facilities less provision for doubtful accounts during the period, divided by the product of the number of days in the period multiplied by average daily inpatient census.

6  Revenue per admission is calculated by dividing total client related revenue, after the provision for doubtful accounts, by new admissions.

7 Represents the total number of outpatient visits at our standalone outpatient centers during the periods presented.

8  Revenue per outpatient visit is calculated as total revenues from all of our standalone outpatient facilities, after the provision for doubtful accounts, divided by the number of outpatient visits during the period.

9  Client related diagnostic services revenue, as a percentage of client related revenue, includes point-of-care and client related diagnostic laboratory services.

10  Inpatient bed count at end of period includes all beds at inpatient facilities.

11  Effective bed count at end of period represents the number of beds for which our facilities are staffed based on planned census.

12  Average effective inpatient bed utilization represents average daily inpatient census divided by the average effective inpatient bed count during the applicable period.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands)
Reconciliation of Adjusted EBITDA to Net Loss (Income) Attributable to AAC Holdings, Inc. Common Stockholders

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net (loss) income attributable to AAC Holdings, Inc. common stockholders	$(11,493)	$762	$(14,708)	$(1,757)
Non-GAAP Adjustments[1]:
Interest expense	8,738	5,492	23,340	11,072
Depreciation and amortization	5,573	5,218	16,946	15,745
Income tax benefit	(3,324)	(456)	(4,902)	(459)
Net loss attributable to noncontrolling interest	(1,663)	(1,126)	(5,546)	(3,149)
Stock-based compensation	945	1,859	3,104	6,048
Litigation settlement, regulatory and California matter related expense	2,517	442	6,920	1,003
Acquisition-related expense	1,065	470	1,518	784
De novo start-up and other expense	515	584	1,155	4,866
Recruitment and retention expense	420	—	1,305	—
Employee severance expense	359	996	1,654	1,785
Loss on extinguishment of debt	—	—	—	5,435
Change in accounting estimate[2]	6,000	—	6,000	—
Facility closure operating losses and expense	1,020	706	3,805	706
Adjusted EBITDA	$10,672	$14,947	$40,591	$42,079

1 Adjusted EBITDA, adjusted net (loss) income attributable to AAC Holdings, Inc. common stockholders and adjusted diluted earnings per common share (herein collectively referred to as "Non-GAAP Disclosures") are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the U.S. Securities and Exchange Commission, each of which are defined below. Management has chosen to present these Non‐GAAP Disclosures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of certain items that we do not consider indicative of our ongoing core operating performance or are non-cash items. Certain of these items may recur in the future. Management believes the Non-GAAP Disclosures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. We believe the Non-GAAP Disclosures also enhance investors’ ability to compare period-to-period financial results. The Non-GAAP Disclosures should not be considered as measures of financial performance under U.S. generally accepted accounting principles ("GAAP"). The items excluded from the Non-GAAP Disclosures are significant components in understanding and assessing our financial performance and should not be considered as an alternative to net income or other financial statement items presented in the condensed consolidated financial statements. Because the Non-GAAP Disclosures are not measures determined in accordance with GAAP, the Non-GAAP Disclosures may not be comparable to other similarly titled measures of other companies.

Management defines adjusted EBITDA as net (loss) income attributable to AAC Holdings, Inc. common stockholders adjusted for interest expense, depreciation and amortization expense, income tax benefit, net loss attributable to noncontrolling interest, stock-based compensation and related tax reimbursements, litigation settlement, certain regulatory and California matter related expenses, acquisition-related expense related to the AdCare acquisition (which includes professional services for accounting, legal, valuation services and licensing expenses), de novo start-up and other expenses, recruitment and retention expense, employee severance expense, change in accounting estimate relating to partial payments accounts receivable and facility closure operating losses and expense.

2 Management has further adjusted for the change in accounting estimate in order to enhance investors’ ability to compare period-to-period financial results. Although the adjustment includes revenue from partial payment accounts receivable that the Company no longer expects to realize based on the change in estimate, management believes that this adjustment provides additional meaningful financial information that should be considered when comparing our financial results for the three and nine months ended September 30, 2018 versus the three and nine months ended September 30, 2017 because our results for the comparable periods in 2017 do not reflect the refinement of our procedures to more precisely estimate the collectability of partial payment accounts receivable.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands, except share data)
Reconciliation of Adjusted Net (Loss) Income Attributable to AAC Holdings, Inc. Common Stockholders to Net (Loss) Income Attributable to AAC Holdings, Inc. Common Stockholders

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net (loss) income attributable to AAC Holdings, Inc. common stockholders	(11,493)	$762	$(14,708)	$(1,757)
Non-GAAP Adjustments:
Litigation settlement, regulatory and California matter related expense	2,517	442	6,920	1,003
Acquisition-related expense	1,065	470	1,518	784
De novo start-up and other expense	515	584	1,155	4,866
Recruitment and retention expense	420	—	1,305	—
Employee severance expense	359	996	1,654	1,785
Loss on extinguishment of debt	—	—	—	5,435
Change in accounting estimate	6,000	—	6,000	—
Facility closure operating losses and expense	1,020	706	3,805	706
Income tax effect of non-GAAP adjustments	(2,454)	(1,248)	(4,357)	(1,248)
Adjusted net (loss) income attributable to AAC Holdings, Inc. common stockholders	$(2,051)	$2,712	$3,292	$11,574
Weighted-average common shares outstanding - diluted	24,205,159	23,469,985	24,039,550	23,246,353
GAAP diluted (loss) income per common share	$(0.47)	$0.03	$(0.61)	$(0.08)
Adjusted (loss) earnings per diluted common share	$(0.08)	$0.12	$0.14	$0.50

Management defines adjusted net (loss) income attributable to AAC Holdings, Inc. common stockholders as net (loss) income attributable to AAC Holdings, Inc. common stockholders adjusted for litigation settlement, certain regulatory and California matter related expenses, acquisition-related expense (which includes professional services for accounting, legal, valuation services and licensing expenses), de novo start-up and other expenses, recruitment and retention expense, employee severance expense, change in accounting estimate, facility closure operating losses and expense and the income tax effect of the non-GAAP adjustments at the then applicable effective tax rate.

Adjusted diluted earnings per common share represents diluted earnings per common share calculated using adjusted net income attributable to AAC Holdings, Inc. common stockholders as opposed to net income attributable to AAC Holdings, Inc. common stockholders.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands)
Reconciliation of Total Revenues for Adoption of ASC Topic 606
	Three months ended September 30, 2017
	GAAP		Non-GAAP
	As Reported	Adjustment for Adoption of ASC Topic 606	Comparable Basis
Inpatient treatment facility services	$64,237	$4,878	$59,359
Outpatient facility and sober living services	8,085	818	7,267
Client related diagnostic services	5,626	3,986	1,640
Total client related revenue	77,948	9,682	68,266
Non-client related revenue	2,476	—	2,476
Total revenues	$80,424	$9,682	$70,742

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands)
Reconciliation of Total Revenues for Adoption of ASC Topic 606
	Nine months ended September 30, 2017
	GAAP		Non-GAAP
	As Reported	Adjustment for Adoption of ASC Topic 606	Comparable Basis
Inpatient treatment facility services	$175,486	$14,668	$160,818
Outpatient facility and sober living services	20,038	1,868	18,170
Client related diagnostic services	29,335	9,229	20,106
Total client related revenue	224,859	25,765	199,094
Non-client related revenue	6,646	—	6,646
Total revenues	$231,505	$25,765	$205,740

The tables above present a reconciliation of total revenues after giving effect to the adoption of ASC Topic 606 to total revenues, as reported, for the three and nine months ended September 30, 2017. See “Adoption of New Revenue Recognition Standard” above.  Total revenues after giving effect to the adoption of ASC Topic 606 for the periods presented is a non-GAAP financial metric. Management has chosen to present this non-GAAP financial metric as it believes it enhances investors’ ability to compare period-to-period financial results absent the effect of certain items that we do not consider indicative of our ongoing core operating performance. Certain of these items may recur in the future.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands)
Reconciliation of Total Revenues to Total Revenues Excluding the Change in Accounting Estimate
	Three months ended September 30, 2018
	GAAP		Non-GAAP
	As Reported	Adjustment for Change in Accounting Estimate	Excluding Change in Accounting Estimate
Inpatient treatment facility services	$58,464	$(5,336)	$63,800
Outpatient facility and sober living services	11,332	(664)	11,996
Client related diagnostic services	4,681	—	4,681
Total client related revenue	74,477	(6,000)	80,477
Non-client related revenue	2,996	—	2,996
Total revenues	$77,473	$(6,000)	$83,473

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands, except per share data)
Net Loss Attributable to AAC Holdings, Inc. Common Stockholders, Excluding Adjustment for Change in Accounting Estimate

Three Months Ended September 30, 2018
Net loss attributable to AAC Holdings, Inc. common stockholders	(11,493)
Change in accounting estimate	6,000
Income tax effect of change in accounting estimate	(1,210)
Adjusted net loss attributable to AAC Holdings, Inc. common stockholders, excluding adjustment for change in accounting estimate	(6,703)
Weighted-average common shares outstanding - diluted	24,205,159
Adjusted loss per diluted common share, excluding adjustment for change in accounting estimate	$(0.28)

The tables above present a reconciliation of total revenues, excluding change in accounting estimate, to total revenues, as reported and adjusted loss attributable to AAC Holdings, Inc. common stockholders, excluding adjustment for change in accounting estimate, to net loss attributable to AAC Holdings, Inc. common stockholders for the three months ended September 30, 2018. See “Change in Accounting Estimate” above.  Total revenues, excluding change in accounting estimate, adjusted loss attributable to AAC Holdings, Inc. common stockholders, excluding change in accounting estimate and adjusted loss per diluted common share, excluding adjustment for change in accounting estimate are non-GAAP financial metrics. Management has chosen to present these non-GAAP financial metrics as it believes it enhances investors’ ability to compare period-to-period financial results absent the effect of certain items that we do not consider indicative of our ongoing core operating performance. Certain of these items may recur in the future.